UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 20, 2017
Date of Report (Date of earliest event reported)

__________________________________________

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600 Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))
☐  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the 2017 Annual Meeting of Stockholders of Schweitzer-Mauduit International, Inc. (the “Company”) held on April 20, 2017 (the “2017 Annual Meeting”), the following matters were considered and acted upon with the results indicated below.

Proposal One - Election of Directors

The following individuals were elected as directors to serve until the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified:

Nominees	For	Withheld	Broker Non-Votes
Claire L. Arnold	26,147,374	531,841	1,365,504
Jeffrey J. Keenan	26,333,209	346,006	1,365,504
Marco Levi	26,407,784	271,431	1,365,504

Proposal Two - Ratification of the Selection of Independent Registered Public Accounting Firm

	For	Against	Abstain	Broker Non-Votes
Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2017	26,039,785	1,720,230	284,704	—

Proposal Three - Non-Binding Advisory Vote to Approve Executive Compensation

	For	Against	Abstain	Broker Non-Votes
Shareholders vote, on an advisory basis, to approve the compensation paid to Named Executive Officers (“say-on-pay” vote)	17,568,073	8,861,714	249,428	1,365,504

Proposal Four - Non-Binding Advisory Vote to Approve the Frequency of the Advisory Vote on Executive Compensation

	Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Vote
Shareholders vote, on an advisory basis, to approve the frequency of the advisory vote to approve the compensation paid to Named Executive Officers (“say-when-on-pay” vote)	19,281,840	73,574	7,080,982	242,819	1,365,504

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:/s/ Allison Aden
Allison Aden
Executive Vice President, Finance and
Chief Financial Officer

Dated: April 24, 2017